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                                                                    Exhibit 99.1


Inverness Medical Innovations and Procter & Gamble Form Consumer Diagnostics Joint Venture - SPD Swiss Precision Diagnostics GmbH

WALTHAM, Mass. and CINCINNATI, May 17 / PRNewswire-FirstCall/ -- Inverness Medical Innovations, Inc. (Amex: IMA) and The Procter & Gamble Company
(NYSE: PG) announced today that they have completed their previously announced deal to form a 50/50 joint venture for the development, manufacturing, marketing and sale of existing and to-be-developed consumer diagnostic products, outside the cardiology, diabetes and oral care fields. At the closing Inverness contributed its related consumer diagnostic assets, other than its manufacturing and core intellectual property assets, to the joint venture, and P&G acquired its interest in the joint venture for a cash payment of approximately $325 Million US.

The new company, SPD Swiss Precision Diagnostics GmbH, will be headquartered out of Geneva, Switzerland and focus on the development, manufacture and marketing of rapid at-home diagnostic products. SPD will be the world's leading provider of home pregnancy tests and fertility/ovulation monitoring products, with brands like Clearblue(R), PERSONA(R), Accu-Clear(R), Fact Plus(R) and Clearplan(R).

"We are enthusiastic about the potential of the new company," said Hilde Eylenbosch, Chief Executive Officer of SPD, who has joined the new management team from Inverness. "As we have progressed in our work to close, we have already started to see synergies that will allow us to become an increasingly important player in the growing self-care market," she concluded.

"This is a compelling strategic transaction and an excellent opportunity for P&G, Inverness and our business partners," said Riccardo Guitart, Chief Financial Officer of SPD, who has joined the new management team from P&G. "Together we are strongly committed to growing this business so that consumers have access to efficient & accurate at home diagnostics."

All parties have been working diligently over the last few months to complete the joint venture following the agreement reached on December 27th, 2006. SPD Swiss Precision Diagnostics GmbH, which has a total of over 160 employees, will have its head office in Geneva, as well as a site in Bedford, UK.

Professional diagnostics will continue to be managed exclusively by Inverness Medical Innovations, Inc.

Inverness was represented in the transaction by Goodwin Procter LLP, while Covington & Burling LLP represented The Procter & Gamble Company.

About Inverness Medical Innovations

Inverness Medical Innovations is a leading global developer of advanced diagnostic devices and is presently exploring new opportunities for its proprietary electrochemical and other technologies in a variety of professional diagnostic and consumer-oriented applications including immuno- diagnostics with a focus on women's health, cardiology and infectious disease. Inverness' new product development efforts, as well as its position as a leading supplier of consumer pregnancy and fertility/ovulation tests and rapid point-of-care diagnostics, are supported by the strength of its intellectual property portfolio. Inverness is headquartered in Waltham, Massachusetts.

For more information about Inverness Medical Innovations, please visit our website at http://www.invernessmedical.com.
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The statements regarding a potential joint venture contained in this press release are forward-looking statements within the meaning of the federal securities laws. These statements reflect Inverness' current views with respect to future events and are based on management's current assumptions and information currently available. Actual results may differ materially due to numerous factors, including without limitation Inverness' ability to manage and obtain the benefits of joint venture activities; Inverness' ability to develop new products and the market's acceptance of these products; P&G's ability to effectively sell and distribute the joint venture's consumer diagnostics products and the risks and uncertainties described in Inverness' periodic and current reports filed with the Securities and Exchange Commission under the federal securities laws. Inverness undertakes no obligation to update any forward-looking statements contained herein.

About The Procter & Gamble Company

Three billion times a day, P&G brands touch the lives of people around the world. The company has one of the strongest portfolios of trusted, quality, leadership brands, including Pampers(R), Tide(R), Ariel(R), Always(R), Whisper(R), Pantene(R), Mach3(R), Bounty(R), Dawn(R), Pringles(R), Folgers(R), Charmin(R), Downy(R), Lenor(R), Iams(R), Crest(R), Oral-B(R), Actonel(R), Duracell(R), Olay(R), Head & Shoulders(R), Wella(R), Gillette(R), and Braun(R). The P&G community consists of more than 135,000 employees working in over 80 countries worldwide.

Please visit http://www.pg.com for the latest news and in-depth information about P&G and its brands.

Forward Looking Statements

All statements, other than statements of historical fact included in this release, are forward-looking statements, as that term is defined in the Private Securities Litigation Reform Act of 1995. Such statements are based on financial data, market assumptions and business plans available only as of the time the statements are made, which may become out of date or incomplete. P&G assumes no obligation to update any forward-looking statement as a result of new information, future events or other factors.

Forward-looking statements are inherently uncertain, and investors must recognize that events could differ significantly from expectations. In addition to the risks and uncertainties noted in this release, there are certain factors that could cause actual results to differ materially from those anticipated by some of the statements made. These include: (1) the ability to achieve business plans, including with respect to lower income consumers and growing existing sales and volume profitably despite high levels of competitive activity, especially with respect to the product categories and geographical markets (including developing markets) in which P&G has chosen to focus; (2) the ability to successfully execute, manage and integrate key acquisitions and mergers, including (i) the Domination and Profit Transfer Agreement with Wella, and (ii) P&G's merger with The Gillette Company, and to achieve the cost and growth synergies in accordance with the stated goals of these transactions; (3) the ability to manage and maintain key customer relationships; (4) the ability to maintain key manufacturing and supply sources (including sole supplier and plant manufacturing sources); (5) the ability to successfully manage regulatory, tax and legal matters (including product liability, patent, and intellectual property matters as well as those related to the integration of Gillette and its subsidiaries), and to resolve pending matters within current estimates; (6) the ability to successfully implement, achieve and sustain cost improvement plans in manufacturing and overhead areas, including P&G's outsourcing projects; (7) the ability to successfully manage currency (including currency issues in volatile countries), debt, interest rate and commodity cost exposures; (8) the ability to manage continued global political and/or economic uncertainty and disruptions, especially in P&G's significant geographical markets, as well as any political and/or economic uncertainty and disruptions due to terrorist activities; (9) the ability to successfully manage competitive factors, including prices, promotional
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incentives and trade terms for products; (10) the ability to obtain patents and respond to technological advances attained by competitors and patents granted to competitors; (11) the ability to successfully manage increases in the prices of raw materials used to make the P&G's products; (12) the ability to stay close to consumers in an era of increased media fragmentation; and (13) the ability to stay on the leading edge of innovation.

For additional information concerning factors that could cause actual results to materially differ from those projected herein, please refer to our most recent 10-K, 10-Q and 8-K reports.

SOURCE Inverness Medical Innovations, Inc.; The Procter & Gamble Company